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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                            Securities Act of 1934



Date of Report (Date of earliest event reported):  December 1, 1999

                             BOSTON CHICKEN, INC.
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            (Exact name of registrant as specified in this charter)


Delaware                           0-22802                            36-3904053
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(State or other                  (Commission                       (IRS Employer
jurisdiction of                   File No.)                  Identification No.)
incorporation)


     14123 Denver West Parkway, P.O. Box 4086, Golden, Colorado 80401-4086
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                   (Address of principal executive offices)


                                (303) 278-9500
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             (Registrant's telephone number, including area code)


                                Not applicable
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         (Former name or former address, if changes since last report)
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Item 5.  Other Events.

     On December 1, 1999, Boston Chicken, Inc. (the "Company") and McDonald's Corporation ("McDonald's") jointly announced that the Company and Golden Restaurant Operations, Inc., a wholly-owned subsidiary of McDonald's ("GRO"), had executed an asset purchase agreement pursuant to which GRO will purchase substantially all of the assets of the Company and its Boston Market-related subsidiaries and assume certain liabilities for a purchase price of $173.5 million. The transaction does not include the purchase of the Company's majority equity ownership of Einstein/Noah Bagel Corp. The asset purchase agreement will form the basis for the Company's plan of reorganization to be filed with the U.S. Bankruptcy Court for the District of Arizona, which has jurisdiction over the Chapter 11 cases of the Company and its Boston Market-related subsidiaries filed in October 1998. The Company anticipates filing the plan of reorganization in December 1999. All court filings in connection with the Company's bankruptcy can be accessed on the Internet at http://ecf.azb.uscourts.gov.

     As previously disclosed, holders of the Company's equity securities will retain no value under the proposed plan of reorganization, nor does the Company anticipate that holders of the Company's convertible subordinated debt securities will retain any value under the plan.



                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    December 6, 1999

                              BOSTON CHICKEN, INC.



                              By:      /s/Greg Uhing
                                 --------------------------
                                         Greg Uhing
                                 Senior Vice President and
                                  Chief Financial Officer
                               (Principal Financial Officer)